SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2003

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On October 10, 2003, American Tower Corporation (the “Company”) announced that its board of directors appointed James D. Taiclet, Jr., formerly the Company’s President and Chief Operating Officer, to serve as the Company’s Chief Executive Officer. Steven B. Dodge, formerly the Company’s Chief Executive Officer, will continue to serve as Chairman of the Company’s board of directors. The Company’s press release, dated October 10, 2003, is filed as Exhibit 99 and is hereby incorporated by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

Exhibit No.	Item
99	Company press release, dated October 10, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION (Registrant)

Date: October 10, 2003	By:	/s/ BRADLEY E. SINGER
Bradley E. Singer Chief Financial Officer and Treasurer Finance

EXHIBIT INDEX

Exhibit No.	Description
99	Company press release, dated October 10, 2003